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                                                                     EXHIBIT 5.1

                         [LATHAM & WATKINS LETTERHEAD]





                                October 18, 2000


JNI Corporation
9775 Towne Centre Drive
San Diego, California  92121

         RE: REGISTRATION STATEMENT ON FORM S-1, FILE NO. 333-45934; 5,175,000 SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE
                  -----------------------------------------------------------

Ladies and Gentlemen:

                   In connection with the Registration Statement on Form S-1 (File No. 333-45934) filed by JNI Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on September 15, 2000, as amended by Amendment No. 1 thereto filed with the Commission on September 26, 2000 and Amendment No. 2 thereto filed with the Commission on October 18, 2000 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), you have requested our opinion with respect to the matters set forth below. The Registration Statement relates to the registration of 5,175,000 shares of common stock of the Company, par value $.001 per share, 1,000,000 of which are being offered by the Company (the "Company Shares"), 3,500,000 of which are being offered by certain stockholders of the Company (the "Selling Stockholder Shares") and 675,000 of which may be purchased by the underwriters pursuant to an over-allotment option granted by certain stockholders of the Company (the "Over-Allotment Shares," and together with the Company Shares and Selling Stockholder Shares, the "Shares").

                  If the underwriters exercise the over-allotment option in full, 42,872 of the Over-Allotment Shares will be newly issued shares of common stock of the Company issued upon exercise of certain stock options held by executive officers of the Company and 632,128 of the Over-Allotment Shares will be currently outstanding shares of common stock of the Company. The Company Shares together with the 42,872 Over-Allotment Shares to be newly issued shares of

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LATHAM & WATKINS

JNI Corporation
October 18, 2000
Page 2

common stock of the Company are referred to herein as the "New Shares." The Selling Stockholder Shares together with the 632,128 Over-Allotment Shares to be outstanding shares of common stock of the Company are referred to herein as the "Outstanding Shares."

                   In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                   In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                   We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

                   Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:

                  1. The New Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable; and

                  2. The Outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable.

                  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                              Very truly yours,

                              /s/ LATHAM & WATKINS